Exhibit 99.3
MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of January 14, 2013, by and between U-Swirl, Inc., a Nevada corporation (“Buyer”) and Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (“Seller”).

Recitals

A.           Seller is the sole member of Ulysses Asset Acquisition, LLC, a Colorado limited liability company (“Newco”), and Seller owns all of Newco’s membership interests (the “Membership Interests”).

B.           Newco was formed for the sole purpose of acquiring certain assets from Yogurtini International, Inc. and YHI, Inc. pursuant to an Asset Purchase Agreement dated as of the date hereof (the “Yogurtini Purchase Agreement”), among Newco, YHI, Inc., an Arizona corporation, Yogurtini International, LLC, an Arizona limited liability company and Yogurtini L.L.C., an Arizona limited liability company.

C.           Until the closing of the transaction contemplated by the Yogurtini Purchase Agreement, YHI, Inc. and Yogurtini International, LLC are in the business of operating a franchise system of frozen yogurt stores (the “Business”).

D.           Newco, upon the closing of the transaction contemplated by the Yogurtini Purchase Agreement, is engaged in the Business.

E.           Concurrently herewith, Seller’s wholly owned subsidiary, Aspen Leaf Yogurt, LLC (“Aspen Leaf”) is entering into an Asset Purchase Agreement, dated as of the date hereof, between Aspen Leaf and Buyer (the “Aspen Leaf Purchase Agreement”) pursuant to which Aspen Leaf will transfer to Buyer certain of its assets relating to the franchise and operation of frozen yogurt stores.

F.           This Agreement contemplates that Seller will transfer and assign to Buyer all of the Membership Interests in exchange for the Purchase Price, as determined pursuant to Article 2.

Agreements

In consideration of the mutual covenants and promises in this Agreement, the parties hereto agree as follows:

ARTICLE 1
Definitions

Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth on attached Exhibit A.

ARTICLE 2
Purchase and Sale

2.1           Covenant of Purchase and Sale.  In reliance on the warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, at Closing Seller shall sell to Buyer, and Buyer shall purchase from Seller, for the consideration specified in this Article 2, free and clear of all Encumbrances, all right, title, and interest in and to the Membership Interests.

2.2           Purchase Price.  The total consideration payable by Buyer to Seller for the Membership Interests shall be as follows (collectively, the “Purchase Price”):

(a)           the Share Consideration; and

(b)           the Warrants.

ARTICLE 3
Related Matters

3.1           Allocation of Purchase Price.  The Purchase Price shall be allocated among Newco’s assets in accordance with a schedule furnished by Seller to Buyer not later than 180 days after the Closing Date.  Seller and Buyer shall be bound by such allocations, shall not take any position inconsistent with such allocations, and shall file all returns and reports with respect to the transactions contemplated by this Agreement (including all federal, state and local Tax Returns) on the basis of such allocations.

3.2           Transfer Taxes.  All sales, use, transfer, and similar Taxes arising from or payable by reason of the transactions contemplated by this Agreement shall be paid by, the liability of, and for the account of Seller: and Seller shall indemnify and hold Buyer harmless from and against all Losses arising from any of such Taxes and/or Seller’s failure to timely pay such Taxes.

3.3           Legality of Sale.  Neither Seller nor Buyer makes any representations concerning the legality of the sale of the Membership Interests, other than as set forth in this Agreement.

ARTICLE 4
Buyer’s Warranties

Buyer warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

4.1           Organization of Buyer.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.

4.2           Authority.  Buyer has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer.  This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.3           No Conflict; Required Consents.  Except as described on Schedule 4.3, the execution, delivery, and performance by Buyer of this Agreement do not and will not:  (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Buyer; (ii) violate any provision of any Legal Requirements; or (iii) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

4.4           Capitalization.

(a)           As of the date hereof, the authorized capital stock of Buyer consists of 100,000,000 shares of Buyer’s Common Stock, of which 5,000,836 shares are issued and outstanding, and 25,000,000 shares of Buyer’s $0.001 par value preferred stock, of which no shares are issued and outstanding.

(b)           All shares of Buyer’s capital stock were issued in compliance with applicable Legal Requirements. No shares of capital stock of Buyer were issued in violation of Buyer’s Articles of Incorporation or Bylaws or any other agreement, arrangement or commitment to which Buyer is a party and are not subject to or in violation of any preemptive or similar rights of any Person.  The outstanding shares of capital stock of Buyer have been duly authorized and are validly issued, fully paid and non-assessable.

(c)           Except as set forth on Schedule 4.4(c), there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any capital stock or other equity interests in Buyer or obligating Buyer to issue or sell any equity interests, or any other interest, in Buyer. There are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of Buyer.

(d)           When delivered by Buyer to Seller in accordance with the terms of this Agreement or the Warrant, the shares of Buyer’s Common Stock will be (i) duly and validly issued and fully paid and nonassessable, (ii) will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind, and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of such shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof, and (iii) issued in compliance with applicable federal and state securities laws. No further approval or authorization of any shareholder, Buyer’s Board of Directors or others is required for the issuance to Seller of the shares of Buyer’s Common Stock pursuant to the terms hereof. The issuance and sale of shares of Buyer’s Common Stock pursuant to the terms hereof will not obligate Buyer to issue any shares of Common Stock or any other securities to any party other than the Seller or adjust any exercise or conversion prices of any outstanding securities convertible into Common Stock.  Buyer has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrant by Seller.

(e)  Except as set forth on Schedule 4.4(e), no Person has the right to cause Buyer to register any of its securities under the Securities Act.

4.5           Financial Statements.

(a)           L.L. Bradford & Company, LLC, which has examined the consolidated financial statements of Buyer, together with the related schedules and notes, for the fiscal years ended December 31, 2011 and 2010 filed with the SEC as a part of the SEC Documents, is an independent accountant within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and is a registered public accounting firm as required by the Securities Act.

(b)           The audited consolidated financial statements of Buyer, together with the related schedules and notes, and the unaudited consolidated financial information for the quarter ending September 30, 2012, forming part of the SEC Documents, fairly present and will fairly present the consolidated financial position and the consolidated results of operations of Buyer at the respective dates and for the respective periods to which they apply.

(c)           All audited consolidated financial statements of Buyer, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the SEC as part of the SEC Documents, complied as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will, through Closing, fairly present, subject in the case of the unaudited consolidated financial statements, to customary year end audit adjustments, the consolidated financial position of Buyer as at the dates thereof and the results of its operations and cash flows.

(d)           (i) the procedures pursuant to which the aforementioned consolidated financial statements have been audited are compliant with generally accepted auditing standards; (ii) the selected and summary consolidated financial and statistical data included in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements presented therein; (iii) no other financial statements or schedules are required to be included in the SEC Documents, and (iv) the financial statements referred to in this Section 4.5 contain all certifications and statements required with respect to the report relating thereto.  Buyer has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(e)           Since December 31, 2011, there has been no material adverse change in Buyer’s business, operations, financial condition or prospects.  There is no fact known to Buyer that may have or could reasonably be expected to have a material adverse effect on Buyer’s business, operations, financial condition or prospects.

4.6           Taxes and Undisclosed Liabilities.  Neither Buyer nor any of its subsidiaries has any material liability of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including, without limitation, liabilities for Taxes and liabilities to customers, suppliers or franchisees, other than the following:

(a)           liabilities for which full provision has been made on the balance sheet included in the consolidated financial statements of Buyer as of September 30, 2012 (the “Most Recent Buyer Financial Statements”); and

(b)           Other liabilities arising since the date of the Most Recent Buyer Financial Statements and prior to the Closing in the ordinary course of business (which does not arise out of, relate to or result from and which is not in the nature of and was not caused by any breach of contract, breach of warranty, tort, infringement or other violation of applicable law) which are not inconsistent with the warranties of Buyer or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes in the Most Recent Buyer Financial Statements are sufficient for all accrued and unpaid Taxes of Buyer, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the date of the Most Recent Buyer Financial Statements or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of the Transaction Agreements by Buyer will not cause any Taxes to be payable by Buyer or any of its subsidiaries or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes. Buyer and each of its subsidiaries has filed all federal, state, local, and foreign tax returns required to be filed by it; has made available to Seller a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the last balance sheet included in the Most Recent Buyer Financial Statements a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has made available to Buyer a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

4.7           Compliance with Legal Requirements.  Buyer has at all times complied, and is complying, with all Legal Requirements applicable to it or its business, properties or assets.  Buyer has not received any notice claiming a violation by Buyer of any Legal Requirement applicable to Buyer, and to Buyer’s knowledge there is no basis for any claim that such a violation exists.

4.8           Exchange Act.

(a)           The Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Buyer is subject to the periodic reporting requirements of Section 13 of the Exchange Act. Buyer has taken no action to terminate such Exchange Act registration. Buyer has made available to Seller true, complete, and correct copies of all documents filed or furnished with the United States Securities and Exchange Commission (the “SEC”) by or on behalf of Buyer (the “SEC Documents”).  The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. All required reports or other filings required by Section 13(a) or 15(d) the Exchange Act in the last two years were timely made. To Buyer’s knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since at least December 31, 2007.

(b)           Buyer is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Buyer and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Buyer has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Buyer and designed such disclosure controls and procedures to ensure that material information relating to Buyer and its subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which Buyer’s most recently filed periodic report under the Exchange Act is being prepared. Buyer’s certifying officers have evaluated the effectiveness of Buyer’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Buyer presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Buyer’s internal control over financial reporting (as such term is defined in Rule 13a and 15(f) of the Exchange Act) that have materially affected or are reasonably likely to materially affect, Buyer’s internal control over financial reporting.  Buyer has made available to Seller copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. The books, records and accounts of Buyer accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, Buyer all to the extent required by GAAP.

(c)           Buyer has made available to Seller complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and hereby reaffirms, warrants to Seller the matters and statements made in such certificates.

4.9           Litigation.  There is no Litigation pending or, to Buyer’s knowledge, threatened, or any Judgment outstanding, involving or affecting Buyer or all or any part of its assets of shares of Common Stock.

4.10           Intellectual Property.  The activities of Buyer do not infringe, misappropriate, or otherwise misuse any rights to Intellectual Property of other Persons.  The validity of the Buyer’s Intellectual Property, and the title or other rights thereto of Buyer, have not been challenged or questioned in any Litigation to which Buyer is a party, nor, to Buyer’s knowledge, is any such Litigation threatened.  To Buyer’s knowledge, there is no unauthorized use, infringement, misappropriation or other misuse by other Persons of any of Buyer’s Intellectual Property.  Buyer’s Intellectual Property includes all Intellectual Property necessary to generate royalty revenues from the Buyer’s business as currently generated by Buyer’s business, without infringing any Intellectual Property of Buyer or any other Person.

4.11           Political Contributions; Bankruptcies and Other Actions; Foreign Corrupt Practices Act.

(a)           Neither Buyer nor any of its subsidiaries has, and no person or entity acting on behalf or at the request of Buyer or any of its subsidiaries has, at any time during the last five (5) years (i) made any unlawful contribution to any candidate for public office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(b)           Except as set forth on Schedule 4.11(b), no officer, director or subsidiary of Buyer or, to Buyer’s knowledge, any of Buyer’s Affiliates, has been, within the five (5) years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(c)           Neither Buyer nor any of its subsidiaries, nor, to the best knowledge of Buyer, any director, officer, agent, employee, or other person associated with, or acting on behalf of, Buyer or any of its subsidiaries, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. Buyer’s internal accounting controls and procedures are sufficient to cause Buyer and each of the Buyer’s subsidiaries to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

4.12           Affiliate Transactions.  Except as set forth on Schedule 4.12, (a) there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by Buyer or any of its subsidiaries to, or for the benefit of, any of the employees, officers, directors, or director-nominees of Buyer or any of its subsidiaries, or any of the members of the families of any of them, and (b) none of the officers or directors of Buyer, or any person who served as an officer or director of Buyer in the 12 months prior to the date of this Agreement, and, to the knowledge of Buyer, none of the employees of Buyer, is presently a party to any transaction with Buyer or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Buyer, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Buyer and (iii) for other employee benefits, including stock option agreements under any stock option plan. Each contract, agreement or other arrangement described in (i) and (iii) above have been disclosed to Seller and copies thereof have been provided to Seller.

4.13           Application of Takeover Protections.  Buyer and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Buyer’s Articles of Incorporation or the laws of its state of incorporation that is or could become applicable to Seller as a result of Seller and Buyer fulfilling their respective obligations or exercising their rights under the Transaction Documents, including without limitation as a result of Buyer’s issuance of the shares of Buyer’s Common Stock pursuant to the terms hereof and Seller’s ownership thereof.

4.14           Valid Offering; No Integration.  The offering and sale of the Buyer Common Stock is a valid offering exempt from registration under federal and applicable state securities laws. Neither Buyer, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and sale of the Buyer Common Stock to be integrated with prior offerings by Buyer for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of Buyer are listed or designated.

4.15           Title to Assets.  Buyer and its subsidiaries have good and marketable title in all personal property owned by them that is material to Buyer’s and its subsidiaries’ business, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.  Any real property and facilities held under lease by Buyer and its subsidiaries are held by them under valid, subsisting and enforceable leases with which Buyer and its subsidiaries are in material compliance.

4.16           Permits.  Buyer and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents.  Neither Buyer nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, authorizations or permits.

4.17           No Disagreements with Accountants or Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by Buyer to arise, between Buyer and the accountants and lawyers formerly or presently employed by Buyer, and except as set forth on Schedule 4.17, Buyer is current with respect to any fees owed to its accountant and lawyers.

4.18           Manipulation of Price.  Buyer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Buyer to facilitate the sale or resale of any of Buyer’s outstanding securities; or (ii) sold, bid for, purchased, or paid or agreed to pay, any compensation to any Person for soliciting purchases of, any of the securities of Buyer.

4.19           Employee Benefit Plans.

(a)           Schedule 4.19(a) sets forth a complete and accurate list of all Employee Benefit Plans.  Each Employee Benefit Plan can be amended or terminated by Buyer or any of Buyer’s subsidiaries at any time (whether before or after the Closing) and without any penalty, liability or expense to Buyer or any of its subsidiaries or Affiliates, any Buyer ERISA Affiliate, Seller or any of its Affiliates, or such Employee Benefit Plan (including, without limitation, any surrender charge, market rate adjustment or other early termination charge or penalty).

(b)           With respect to each Employee Benefit Plan: (i) such Employee Benefit Plan was properly and legally established; (ii) such Employee Benefit Plan is, and at all times since inception has been, established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA and the Code; (iii) Buyer, each subsidiary of Buyer, each Buyer ERISA Affiliate and each other Person (including each fiduciary of such Employee Benefit Plan) has properly performed all of its duties and obligations (whether arising by operation of any Legal Requirement, by contract or otherwise) under or with respect to such Employee Benefit Plan, including all fiduciary, reporting, disclosure, and notification duties and obligations; (iv) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; (v) all contributions, premiums and other payments due or required to be paid to (or with respect to) such Employee Benefit Plan have been paid on or before their respective due dates, or, if not yet due, have been accrued as a liability on Buyer’s balance sheet; and (vi) none of Buyer, any of its subsidiaries, or any Buyer ERISA Affiliate has incurred, and there exists no condition or set of circumstances in connection with which Buyer, any of its subsidiaries or Affiliates, any Buyer ERISA Affiliate, Seller or any Affiliate or subsidiary of Seller could incur, directly or indirectly, any liability or expense under ERISA, the Code or any other Legal Requirement, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

(d)           Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust and/or group annuity contract is exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, which letter takes into account those Legal Requirements commonly referred to as “EGTRRA,” and all subsequent Legal Requirements, (ii) has remaining a period of time under the Code or applicable Treasury Regulations or IRS pronouncements in which to request, and adopt any amendments necessary to obtain, such a letter from the IRS, or (iii) is a prototype plan or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype plan or volume submitter plan.  Nothing has occurred, or is reasonably expected by Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate to occur, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust or group annuity contract.

(e)           Each Employee Benefit Plan that provides deferred compensation subject to Section 409A of the Code satisfies in form and operation the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Employee Benefit Plan).  Neither Buyer nor any of its subsidiaries has any agreement or obligation to indemnify or "gross-up" any individual for any taxes or interest imposed on such individual pursuant to Section 409A of the Code.

(f)           None of Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate sponsors, maintains or contributes to or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), or has any direct, indirect or contingent liability with respect to, any (i) "multiemployer plan," as defined in Section 3(37) or 4001(a)(4) of ERISA or Section 414(f) of the Code, (ii) multiple employer plan within the meaning of Section 210(a), 4063 or 4064 of ERISA or Section 413(c) of the Code, (iii) employee benefit plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, (iv) "multiple employer welfare arrangement," as defined in Section 3(40) of ERISA, (v) self-funded (or self-insured) health plan, or (vi) employee benefit plan, policy, program or arrangement that is (or at any time was) subject to the laws of a jurisdiction other than the United States.

(g)           No Employee Benefit Plan provides severance, life insurance, medical or other welfare benefits (within the meaning of Section 3(1) of ERISA) to any current or former employee of Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate, or to any other Person, after his or her retirement or other termination of employment or service, and none of Buyer, any subsidiary of Buyer, or any Buyer ERISA Affiliate has ever represented, promised or contracted (whether in written or oral form) to any such employee or former employee, or to any other Person, that such benefits would be provided, except to the extent required by (i) Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, or (ii) state law concerning conversion of group medical insurance coverage to individual medical insurance coverage.

(h)           There are no actions, suits or claims (other than routine claims for benefits or proceedings with respect to qualified domestic relations orders) pending or, to Buyer’s knowledge, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to Buyer’s knowledge, is there any basis for any such action, suit or claim.  No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by any Governmental Authority, and, to Buyer’s knowledge, no such action is contemplated or under consideration by any Governmental Authority.

(i)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event(s)) will: (i) entitle any individual to severance pay, unemployment compensation or any other payment from Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller, any Affiliate or subsidiary of Seller, or any Employee Benefit Plan; (ii) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual; (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit under any Employee Benefit Plan, except as required by Section 411(d)(3) of the Code; (iv) require Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller or any subsidiary or Affiliate of Seller to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual; or (v) impair any of the rights of Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller or any Affiliate or subsidiary of Seller with respect to any Employee Benefit Plan (including, without limitation, the right to amend or terminate any Employee Benefit Plan at any time and without any liability or expense to Buyer, any subsidiary of Buyer, any Buyer ERISA Affiliate, Seller, any Affiliate or subsidiary of Seller, or such Employee Benefit Plan).

4.20           Environmental Matters.  To Buyer’s knowledge Buyer is currently and has been at all times in compliance in all material respects with, and has no material liabilities under, any and all Environmental Laws. Buyer has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.  To Buyer’s knowledge there are no facts, events, conditions or circumstances that could result in a liability to Buyer pursuant to Environmental Laws.

4.21           Investment Intent.  Buyer affirms that it is acquiring the Membership Interests for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of the Membership Interests, nor with any present intention of selling or otherwise disposing of the Membership Interests; except for a transfer to an Affiliate of Buyer.

4.22           Disclosure.  No warranty by Buyer in this Agreement or in any Schedule or Exhibit of this Agreement, or any statement, list or certificate furnished or to be furnished by Buyer pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

ARTICLE 5
Seller’s Warranties

Seller warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

5.1           Organization and Qualification of Seller.  Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado.  Seller has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.  Seller is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

5.2           Organization and Qualification of Newco.

(a)           Newco is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Colorado.  Newco is a member-managed limited liability company, and no person or entity other than Seller has the right to participate in the management of Newco.

(b)           Newco has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted.  Newco is duly qualified to do business as a foreign limited liability company and is in good standing in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

(c)           No Operating Agreement or company governance documents of Newco (whether written or oral), other than the Articles of Organization of Newco filed with the Colorado Secretary of State, have been adopted and/or are in existence.

5.3           Authority.  Seller has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of Seller have been duly and validly authorized by all necessary action on the part of Seller.  This Agreement has been duly and validly executed and delivered by Seller, and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.4           No Conflict; Required Consents.  Except as described on Schedule 5.4, the execution, delivery, and performance by Seller of this Agreement does not and will not:  (i) conflict with or violate any provision of Seller’s Governing Documents; (ii) violate any provision of any Legal Requirements; (iii) without regard to requirements of notice or lapse of time, conflict with, violate, result in a breach of, constitute a default under, accelerate, or permit the acceleration of the performance required by, any Contract or Encumbrance to which Seller is a party or by which Seller or the assets or properties owned or leased by it are bound or affected; (iv) result in the creation or imposition of any Encumbrance against or upon the Membership Interests or any of Newco’s assets; or (v) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

5.5           Capitalization.

(a)           Seller is the record owner of, and has good and valid title to, the Membership Interests, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Membership Interests, free and clear of all Encumbrances.

(b)           The Membership Interests were issued in compliance with applicable Legal Requirements. The Membership Interests were not issued in violation of Newco’s articles of formation or operating agreement, or any other agreement, arrangement or commitment to which Seller or Newco is a party and are not subject to or in violation of any preemptive or similar rights of any Person.  The Membership Interests constitute 100% of the total issued and outstanding membership interests in Newco. The Membership Interests have been duly authorized and are validly issued and Seller has no obligation to make any further payments for its purchase of Membership Interests or contributions to Newco solely by reason of its ownership of Membership Interests.

(c)           There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in Newco or obligating Seller or Newco to issue or sell any membership interests (including the Membership Interests), or any other interest, in Newco. There are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

5.6           Subsidiaries.  Newco does not own, or have any interest in, and has never owned or had any interest in, any shares or equity interests in any other Person.

5.7           Actions and Proceedings.  No lawsuits, claims, suits, proceedings, or investigations before any government agencies have been threatened, or are pending, against or affecting Newco, nor has any notice of the forgoing been received by Seller.

5.8           No Further Warranties.  The warranties set forth in this Article 5 are the only representations and warranties that Seller is making to the Buyer, and Seller expressly disclaims all other implied, verbal, or similar promises, representations or warranties of any kind or set forth in any other document.

ARTICLE 6
Certain Covenants

6.1           Press Releases.  Except as required by applicable Legal Requirements, neither Seller nor Buyer shall make any press release or public announcement or statement with respect to the transactions contemplated by this Agreement without the prior written consent and approval of the other, which consent will not be unreasonably withheld.  The parties hereto shall consult with and cooperate with the other parties hereto with respect to the content and timing of all press releases and other public announcements or statements, and any oral or written statements to Seller’s employees concerning this Agreement and the transactions contemplated hereby.

6.2           Cooperation.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement or any Transaction Document and the transactions contemplated herein and therein, each party hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the requesting party’s cost and expense (unless the requesting party is entitled to indemnification therefor under Article 8 below).

6.3           Confidentiality.  Buyer and Seller acknowledge that they and their respective Affiliates and representatives shall remain bound by the terms of the Nondisclosure Agreement dated October 31, 2011 between Seller and Buyer; provided that Seller may discuss the existence and terms of this Agreement with Yogurtini International, LLC, YHI Inc. and their respective representatives and Affiliates.

6.4           Furnishing of Information.  As long as Seller owns Common Stock, Buyer covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Buyer after the date hereof pursuant to the Exchange Act.  As long as Seller owns Common Stock, if Buyer is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Seller and make publicly available in accordance with Rule 144 such information as is required for Seller to sell the Common Stock under Rule 144.  Buyer further covenants that it will take such further action as Seller may reasonably request, to the extent required from time to time to enable such Person to sell such Common Stock without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

6.5           Management Incentive Plan.  Promptly following Closing, Buyer shall use its commercially reasonable efforts to adopt a management incentive plan, in form and substance reasonably satisfactory to Seller, that is designed to incentivize management to achieve strong operating results and increase long-term shareholder value.  Buyer shall take all actions required to obtain shareholder approval of any such plan, if necessary.

ARTICLE 7
Closing

7.1           Closing; Time and Place.  The closing of the transactions contemplated by this Agreement (“Closing”) shall take place on the date of this Agreement (the “Closing Date”), at the offices of Perkins Coie LLP, 1900 Sixteenth Street, Suite 1400, Denver, Colorado 80202, at a time acceptable by Seller and Buyer.

7.2           Seller’s Obligations.  At Closing, Seller shall deliver or cause to be delivered to Buyer the following, and take the following action:

(a)           Investor Rights Agreement.  An executed Investor Rights Agreement, in the form of Exhibit 7.2(a) (the “Investor Rights Agreement”).

(b)           Evidence of Authorization of Transaction.  Certified resolutions, or other evidence reasonably satisfactory to Buyer, that Seller has taken all action necessary to authorize the execution of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(c)           Company Records.  Originals of all company records of Newco, including organizational minutes and other minutes of the sole member of Newco (as applicable).

(d)           Voting Agreement.  An executed Voting Agreement, in the form of Exhibit 7.2(d) (the “Voting Agreement”).

(e)           Other.  Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

7.3           Buyer’s Obligations.  At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a)           Purchase Price.  (i) the Share Consideration and (ii) the Warrants.

(b)           Investor Rights Agreement.  The Investor Rights Agreement, executed by Buyer.

(c)           Voting Agreement.  The Voting Agreement, executed by the shareholders of Buyer that are party thereto.

(d)           Evidence of Corporate Actions.  Certified resolutions of Buyer, or other evidence reasonably satisfactory to Seller that Buyer has taken all action necessary to authorize the execution of this Agreement, the Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(e)           Other.  Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

ARTICLE 8
Indemnification

8.1           Indemnification by Seller.  From and after Closing, Seller shall indemnify and hold harmless Buyer and its Affiliates, and their respective officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be (each, a “Buyer Indemnitee”), from and against any and all Losses arising out of or resulting from:

(a)           any warranties made by Seller in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

(b)           any failure by Seller to perform any of its covenants, agreements, or obligations in this Agreement; and

(c)           the employment by Seller of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

If, by reason of the claim of any third party relating to any of the matters subject to indemnification by Seller, an Encumbrance, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Buyer, in addition to any indemnity obligation of Buyer under this Section, Seller shall be obligated to furnish a bond sufficient to obtain the prompt release of such Encumbrance, attachment, garnishment or execution within five days from receipt of notice relating thereto.

8.2           Indemnification by Buyer.  From and after Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates, and their respective officers and directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be (each, a “Seller Indemnitee”), from and against any and all Losses arising out of or resulting from:

(a)           any warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate;

(b)           any failure by Buyer to perform any of its covenants, agreements, or obligations in this Agreement; and

(c)           the employment by Buyer of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

If, by reason of the claim of any third party relating to any of the matters subject to indemnification by Buyer, an Encumbrance, attachment, garnishment, or execution is placed or made upon any of the properties or assets owned or leased by Seller, in addition to any indemnity obligation of Buyer under this Section, Buyer shall be obligated to furnish a bond sufficient to obtain the prompt release of such Encumbrance, attachment, garnishment or execution within five days from receipt of notice relating thereto.

8.3           Procedure for Indemnified Third Party Claim.  If a party desires indemnification  by the other party, promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (each an “Indemnitee”) of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Section 8.1 or Section 8.2, as applicable, the Indemnitee shall give written notice thereof to the other party (such other party, whether Buyer or Seller, the “Indemnifying Party”), and thereafter shall keep the Indemnitee reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced thereby.  If any Litigation is commenced against any Indemnitee by a third party, the Indemnifying Party shall be entitled to participate in such Litigation and, at the Indemnifying Party’s option, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnifying Party’s sole expense; provided, however, that the Indemnifying Party shall not have the right to assume the defense of any Litigation if (i) the Indemnitee shall have one or more legal or equitable defenses available to it which are different from or in addition to those available to the Indemnifying Party, and, in the reasonable opinion of the Indemnitee, counsel for the Indemnifying Party could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Indemnifying Party, (ii) such Litigation is reasonably likely to have a material adverse effect on any other matter beyond the scope or limits of the indemnification obligation of the Indemnifying Party, or (iii) the Indemnifying Party shall not have assumed the defense of the Litigation in a timely fashion (but in any event within thirty days of notice of such Litigation).  If the Indemnifying Party assumes the defense of any Litigation, the Indemnitee shall be entitled to participate in any Litigation at its sole expense, and the Indemnifying Party shall not settle such Litigation unless (1) the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the Indemnitee from all liability with respect to the matters that are subject to such Litigation; or (2) the Indemnitee has approved, in writing, the settlement, which approval will not be unreasonably withheld by the Indemnitee.

8.4           Payment of Indemnification Amounts.  Amounts payable pursuant to Section 8.1 or Section 8.2 shall be payable by the Indemnifying Party as incurred by the Indemnitee, and shall bear interest at the Prime Rate from the date the Losses for which indemnification is sought were incurred by the Indemnitee until the date of payment of indemnification.

8.5           Survival of Warranties.  The warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 5.3, 5.4(a) and 5.5 shall survive Closing indefinitely.  The warranties set forth in Section 4.6 shall survive Closing until expiration of the applicable statute of limitations.  All other warranties of the parties set forth in Article 4 and Article 5 shall survive Closing for a period of 24 months.  An Indemnifying Party’s indemnification obligations with respect to fraud or intentional misrepresentation by such Indemnifying Party shall survive indefinitely.  It is the express intent of the parties that, if the applicable survival period for an item as contemplated by this Section 8.5 (the “Applicable Survival Period”) is longer or shorter than the statute of limitations that would otherwise have been applicable to such item, then absent fraud, by contract the applicable statute of limitations with respect to such items shall be increased or reduced, as applicable, to the extended or shortened survival period contemplated hereby.  The parties further acknowledge that the Applicable Survival Periods set forth in this Section 8.5 for the assertion of claims under this Agreement are the result of arm’s-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

8.6           Knowledge and Investigation.  All warranties, covenants, obligations, agreements and indemnities of the parties contained in this Agreement and in the Transaction Documents shall be deemed material and relied upon by the other party and such other party’s Indemnitees, regardless of any knowledge or investigation or any representation made by the other party, and none will be waived by any failure to pursue any action or consummation of the transactions contemplated by this Agreement.

ARTICLE 9
Miscellaneous Provisions

9.1           Expenses.  Except as otherwise provided in Section 9.12 or elsewhere in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with the transactions contemplated by this Agreement.

9.2           Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance by the other party with any warranty, covenant or agreement contained herein.  The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.  The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

9.3           Notices.  All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement or any Transaction Document shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by recognized overnight courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

To Seller:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 81303
Attention:  Bryan Merryman, Chief Operating Officer
Facsimile:  970-382-2218

Copies (which shall not constitute notice):

Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
Attention:  Sonny Allison
Facsimile:  303-291-2400

To Buyer:

Ulderico Conte
U-Swirl, Inc.
1175 American Pacific Suite C
Henderson, NV 89074
Facsimile: 702-834-8444

Copies (which shall not constitute notice):

Daniel J. Block
Robinson Waters & O’Dorisio, P. C.
1099 18th Street, Suite 2600
Denver, CO  80202
Facsimile:  303-297-2750

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section.  Such notice shall be effective when received.

9.4           Entire Agreement; Amendments.  This Agreement together with the other Transaction Documents and the Aspen Leaf Purchase Agreement embodies the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto.  This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

9.5           Binding Effect; Assignment.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors, heirs, and permitted assigns.  No party hereto may assign or delegate either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of Buyer (in the case of an assignment by Seller) or Seller (in the case of an assignment by Buyer); provided, however, that Seller may: (i) assign any or all of its rights and interests under this Agreement to one or more of its Affiliates; or (ii) designate one or more of its Affiliates to perform its obligations under this Agreement; however, in any or all of which cases Seller nonetheless will remain responsible for the performance of all of Seller’s obligations under this Agreement.

9.6           Headings, Schedules, and Exhibits.  The section and other headings in this Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement.  Reference to Schedules or Exhibits shall, unless otherwise indicated, refer to the Exhibits and Schedules attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.  Any item that could be deemed to be properly disclosable on more than one Schedule to this Agreement shall be deemed to be properly disclosed on all such Schedules if it is disclosed in reasonable detailed on any Schedule to the Agreement.

9.7           Counterparts Signatures.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.  Facsimile signatures are valid to the same extent as original signatures.

9.8           Governing Law.  The validity, performance, and enforcement of this Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.

9.9           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction does not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.10           Third Parties; Joint Ventures.  Except as set forth in Article 8, this Agreement does not confer any rights or remedies upon any Person other than the parties hereto and their respective successors, heirs, and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

9.11           Construction.  This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

9.12           Attorneys’ Fees.  If any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby shall be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment shall be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys’ fees and costs and expenses of litigation.

9.13           Disclaimer of Warranties.  Buyer hereby acknowledges and agrees that Buyer is acquiring the Membership Interests on an “as is, where is” basis.  BUYER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE 5, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND EACH OF BUYER AND ITS AFFILIATES HEREBY EXPRESSLY WAIVES AND IS NOT RELYING ON, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND EACH OF BUYER AND ITS AFFILIATES HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY REPRESENTATIONS, WARRANTIES, STATEMENTS, INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) OR DOCUMENTS HERETOFORE FURNISHED OR MADE AVAILABLE TO BUYER AND ITS REPRESENTATIVES AND AFFILIATES BY OR ON BEHALF OF SELLER (IT BEING INTENDED THAT NO SUCH PRIOR REPRESENTATIONS, WARRANTIES, STATEMENTS, INFORMATION, DATA OR OTHER MATERIALS SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT.  EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, SELLER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY RELATING TO THE MEMBERSHIP INTERESTS OR ANY ASSET (TANGIBLE, INTANGIBLE OR MIXED), INCLUDING IMPLIED WARRANTIES OF FITNESS, NONINFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

[Signature Page Follows]

Buyer and Seller have executed this Agreement as of the date first written above.

SELLER:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: /s/ Bryan J. Merryman
Name:  Bryan J. Merryman
Title:  Chief Financial Officer

BUYER:

U-SWIRL, INC.

By:  /s/ Ulderico Conte
Name:  Ulderico Conte
Title:  Chief Executive Officer

[Signature Page to Membership Interest Purchase Agreement]

EXHIBIT A

Definitions

Unless the context otherwise requires, the terms defined in this Exhibit A shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Affiliate” means with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

“Applicable Survival Period” has the meaning given in Section 8.5.

“Aspen Leaf” has the meaning given in the Recitals.

“Aspen Leaf Purchase Agreement” has the meaning given in the Recitals.

“Business” has the meaning given in the Recitals.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

“Buyer Indemnitee” has the meaning given in Section 8.1.

“Closing” has the meaning given in Section 7.1.

“Closing Date” has the meaning given in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the Buyer’s $0.001 par value common stock.

“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation, or agreement, and any oral obligation, right, or agreement.

“Employee Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, equity interest bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, equity interest purchase, equity interest option, restricted equity interest, phantom equity interest or unit, equity interest appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, arrangement, contract or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, qualified or nonqualified, or funded or unfunded, (a) sponsored, maintained or contributed to by Buyer or any of its subsidiaries, or to which Buyer or any of its subsidiaries is a party, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Buyer or any of its subsidiaries (or any dependent or beneficiary of any such individual), or (c) with respect to which Buyer or any of its subsidiaries has (or could have) any obligation or liability.

“Encumbrance” means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract, or otherwise.

“Environmental Claim” means any action, order from any Governmental Authority, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Legal Requirement, and any order from a Governmental Authority or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any permit, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made to Buyer pursuant to any Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any corporation, partnership, limited liability company, sole proprietorship, trade, business or other Person that, together with the Buyer or any of its subsidiaries, is (or, at any time, was) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“Evaluation Date” has the meaning given in Section 4.8(b).

“Exchange Act” has the meaning given in Section 4.8(a).

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governing Documents” means Seller’s articles of incorporation and bylaws in effect as of the Closing Date.

“Governmental Authority” means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, self-regulatory organizations and stock exchanges, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indemnifying Party” has the meaning given in Section 8.3.

“Indemnitee” has the meaning given in Section 8.3.

“Intellectual Property” means all (i) trademarks, trademark applications, service marks, service mark applications, trade and other marks and names (either registered, common law or registration applied for); (ii) copyright registrations and applications; (iii) patents, patent applications and patent rights; (iv) copyrights; (v) software and computer programs; (vi) domain names and URL’s; and (vii) other technology or intellectual property rights of any kind or nature.

“Investor Rights Agreement” has the meaning given in Section 7.2(a).

“Judgment” means any judgment, writ, order, injunction, award, or decree of any court, judge, justice, or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

“knowledge” of any Person of or with respect to any matter means the actual awareness or knowledge of such matter that (1) such Person, if a natural person, or (2) any of the officers or directors of Person that is a corporation, or (3) the officers, managers, or members of a Person that is a limited liability company, has or would have after due inquiry and investigation.

“Legal Requirements” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, applied, or followed by any Governmental Authority, including Judgments.

“Litigation” means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other activity or procedure that could result in a Judgment.

“Losses” means any claims, losses, liabilities, damages, Encumbrances, penalties, costs, and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

“Membership Interests” has the meaning given in the Recitals.

“Most Recent Buyer Financial Statements” has the meaning given in Section 4.6(a).

“Newco” has the meaning given in the Recitals.

“Permitted Encumbrances” means (a) Encumbrances for water, sewage and similar charges and Taxes and assessments not yet due and payable; (b) mechanics’, workers’, and other similar liens arising or incurred in the ordinary course of business for amounts which are not delinquent; and (c) easements and rights of way for streets, alleys, highways, telephone lines, gas pipelines, power lines, railways and other easements and rights-of-way on, over or in respect of any real property, and servitudes, permits, licenses, surface leases, ground leases to utilities, municipal agreements, railway siding agreements and other similar matters of record.

“Person” means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, limited liability company, trust, association, or unincorporated entity of any kind.

“Prime Rate” means the rate announced from time to time by Citibank, N.A. as its prime rate for loans to commercial customers.

“Purchase Price” has the meaning given in Section 2.2.

“SEC” has the meaning given in Section 4.8(a).

“SEC Documents” has the meaning given in Section 4.8(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnitee” has the meaning given in Section 8.2.

“Share Consideration” means 7,258,653 shares of the Buyer’s Common Stock.

“Tax Returns” means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with or maintained or required to be maintained with any Governmental Authority with respect to Taxes.

“Taxes” means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise, or property taxes, together with any interest thereon and any penalties, additions to tax, or additional amounts applicable thereto.

“Transaction Documents” means all instruments, schedules, exhibits and documents executed or delivered by Buyer or Seller or any officer, director, or Affiliate of either of them in connection with this Agreement or the transactions contemplated hereby.

“Voting Agreement” has the meaning given in Section 7.2(h).

“Warrants” means the warrants in the form of Exhibit B to purchase shares of the Buyer’s Common Stock sufficient to ensure that Seller’s and Aspen Leaf’s ownership of Buyer’s Common Stock, which when combined with the Warrants granted by Seller to Aspen Leaf, and when combined with shares of Buyer’s Common Stock held by any of Seller’s subsidiaries, cannot be diluted below 60% on a fully diluted basis.

“Yogurtini Purchase Agreement” has the meaning given in the Recitals.

EXHIBIT B

THIS WARRANT HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933
AND IS NOT TRANSFERABLE

U-Swirl, Inc.

PURCHASE WARRANT

Issued to:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Exercisable to Purchase

[_________________] Shares

of

U-SWIRL, INC.

Void after __________, 20__

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company (hereinafter defined) promises and agrees to sell and issue to the Warrantholder, at any time on or after January [__], 2013 and on or before the Expiration Dates set forth on Exhibit A, the number of shares of Common Stock (hereinafter defined) at the Exercise Prices (hereinafter defined) set forth on Exhibit A.

In the event that a holder of the Company’s warrants or stock options exercises any such warrant or stock option set forth on Exhibit B, the Warrantholder shall be entitled to exercise any Warrant with the same Corresponding Warrant ID Number.  The number of shares the Warrantholder may purchase upon the exercise of any Warrant shall not exceed an amount equal to one and one-half (1.5) multiplied by the number of shares purchased by a holder of the Company’s warrants or options upon the exercise of such warrant or option set forth opposite the Corresponding Warrant ID Number on Exhibit B.

This Warrant Certificate is issued subject to the following terms and conditions:

Definitions of Certain Terms.  Except as may be otherwise clearly required by the context, the following terms have the following meanings:

“Common Stock” means the common stock, par value $0.001, of the Company.

“Company” means U-Swirl, Inc., a Nevada corporation.

“Exercise Price” means the price at which the Warrantholder may purchase one share of Common Stock upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.

“Shares” means the shares of Common Stock obtained or obtainable upon exercise of the Warrant.

“Warrant Certificate” means a certificate evidencing the Warrant.

“Warrantholder” means a record holder of the Warrant.  The Warrantholder is Rocky Mountain Chocolate Factory, Inc.

“Warrant” means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

Exercise of Warrant.  All or any part of the Warrant represented by this Warrant Certificate may be exercised commencing on January __, 2013 and ending at 5 p.m. Mountain Time on the specified Expiration Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 1175 American Pacific, Suite C, Henderson, Nevada 89074; or at such other office or agency as the Company may designate.  The date on which such instructions are received by the Company shall be the date of exercise.  Subject to the provisions below, upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Shares to be received by the Warrantholder upon completion of the Warrant exercise.  When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder’s instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Shares being purchased, if any.

If fewer than all the Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise and request of the Warrantholder, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.  The Shares to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrant will be deemed to have become a holder of record of those Shares, as of the date of the payment of the Exercise Price.

Notwithstanding the foregoing, in no event shall such Shares be issued, and the Company is authorized to refuse to honor the exercise of the Warrant, if such exercise would result in the opinion of the Company’s Board of Directors, upon advice of counsel, in the violation of any law.

Adjustments in Certain Events.  The number, class, and price of Shares for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such event, it had held the number of shares of Common Stock obtainable upon the exercise of the Warrant.  In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.  The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the last sale price of the Common Stock on the principal exchange or other trading facility on which the Common Stock is traded on the day immediately prior to exercise.

(a)           If shares of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of shares and/or securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(e).

Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock purchasable upon exercise of the Warrant.

If, immediately prior to any exercise of Warrants, there shall be outstanding no securities of a class or series that, but for the provisions of this Section 3, would be issuable upon such exercise (the “Formerly Issuable Securities”), then, upon such exercise, and in lieu of the Formerly Issuable Securities, the Company shall issue that number and kind of other securities or property for which the Formerly Issuable Securities were most recently exercisable or into which the Formerly Issuable Securities were most recently convertible, as the case may be.

Reservation of Shares.  The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

Validity of Shares.  All Shares delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

Restrictions on Transfer.  This Warrant Certificate and the Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities.  The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

No Rights as a Shareholder.  Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

Compliance with Securities Laws.  The Warrantholder acknowledges and agrees that:  (i) this Warrant and any Shares that may be acquired upon exercise hereof are being or will be acquired for investment purposes and not with a view toward the distribution or sale thereof; (ii) this Warrant and the Shares will not be registered under either federal or applicable state securities laws and must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available; (iii) investment in the Company is highly speculative; (iv) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment and has the ability to bear the economic risks (including the risk of a total loss) of its investment; (v) it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information that it considered necessary to verify the accuracy or to amplify the Company’s disclosures with respect to its investment and has had all such questions answered to its satisfaction; and (vi) the Company will be relying upon the foregoing investment representations in agreeing to issue this Warrant and the Shares to the Warrantholder.  The Warrantholder acknowledges that the transferability of the Warrant and of any Shares will be subject to restrictions imposed by all applicable federal and state securities laws and agrees that the certificates evidencing the Shares shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

The restrictions imposed by this Section 8 upon the transfer of this Warrant or Shares to be purchased upon exercise hereof shall terminate:  (i) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act; (ii) upon the Company’s receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Company, addressed to the Company, to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws; or (iii) upon the Company’s receipt of other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required. Whenever such restrictions shall cease and terminate as to any such securities, the holder thereof shall be entitled to receive from the Company (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrant Certificates (or, in the case of Shares, new certificates) of like tenor not bearing the applicable legend required by this Section 8 as set forth above relating to the Securities Act and state securities laws.

Notice.  Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:

If to the Company:

U-Swirl, Inc.
1175 American Pacific, Suite C
Henderson, NV  89074
Attention:  President

If to the Warrantholder:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, Colorado 81303
Attention:  Bryan Merryman, Chief Operating Officer

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above.  Any party may by written notice to the other specify a different address for notice purposes.

Applicable Law.  This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Nevada, without reference to conflict of laws principles thereunder.  All disputes relating to this Warrant Certificate shall be tried before the courts of Nevada located in Clark County, Nevada to the exclusion of all other courts that might have jurisdiction.

Dated as of January __, 2013

U-SWIRL, INC.

By: ______________________________________
Name:             Ulderico Conte
Title:             Chief Executive Officer

Agreed and accepted as of January __, 2013

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By: ______________________________________
Name:           [____________]
Title:             [____________]

Exhibit A

Shares to be Issued, Exercise Price and Expiration Date

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
90,000	$6.12	2/28/2013	W-1
114,750	$6.12	3/23/2013	W-2
1,500,000	$5.10	3/26/2013	W-3
3,000,000	$10.20	3/26/2013	W-4
66,468	$0.48	10/20/2015	W-5
158,532	$0.48	10/20/2015	W-6
2,587,500	$0.60	10/20/2015	W-7
150,000	$2.20	1/31/2016	W-8

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
18,750	$0.37	4/27/2016	O-1
18,750	$0.37	4/27/2016	O-2
18,750	$0.37	4/27/2016	O-3
18,750	$0.37	4/27/2016	O-4
131,250	$0.42	5/23/2016	O-5
131,250	$0.42	5/23/2016	O-6
131,250	$0.42	5/23/2016	O-7
131,250	$0.42	5/23/2016	O-8
131,250	$0.42	5/23/2016	O-9
131,250	$0.42	5/23/2016	O-10
3,750	$0.28	11/24/2016	O-11
3,750	$0.28	11/24/2016	O-12
75,000	$0.28	11/24/2016	O-13
75,000	$0.28	11/24/2016	O-14
18,750	$0.28	11/24/2016	O-15
18,750	$0.28	11/24/2016	O-16
11,250	$0.28	11/24/2016	O-17
11,250	$0.28	11/24/2016	O-18
11,250	$0.28	11/24/2016	O-19
11,250	$0.28	11/24/2016	O-20
1,500	$0.28	11/24/2016	O-21
1,500	$0.28	11/24/2016	O-22
18,750	$0.28	11/24/2016	O-23
18,750	$0.28	11/24/2016	O-24
18,750	$0.28	11/24/2016	O-25
18,750	$0.28	11/24/2016	O-26
40,500	$0.28	11/24/2016	O-27
40,500	$0.28	11/24/2016	O-28
44,250	$0.28	11/24/2016	O-29
44,250	$0.28	11/24/2016	O-30
44,250	$0.28	11/24/2016	O-31
44,250	$0.28	11/24/2016	O-32
2,250	$0.28	11/24/2016	O-33
2,250	$0.28	11/24/2016	O-34

Exhibit B

U-Swirl, Inc. Outstanding Warrants

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
60,000	$6.12	2/21/2013	W-1
76,500	$6.12	3/16/2013	W-2
1,000,000	$5.10	3/19/2013	W-3
2,000,000	$10.20	3/19/2013	W-4
44,312	$0.48	10/13/2015	W-5
105,688	$0.48	10/13/2015	W-6
1,725,000	$0.60	10/13/2015	W-7
100,000	$2.20	1/24/2016	W-8

U-Swirl, Inc. Outstanding Stock Options

Number of Shares	Exercise Price	Expiration Date	Corresponding Warrant ID Number
12,500	$0.37	4/20/2016	O-1
12,500	$0.37	4/20/2016	O-2
12,500	$0.37	4/20/2016	O-3
12,500	$0.37	4/20/2016	O-4
87,500	$0.42	5/16/2016	O-5
87,500	$0.42	5/16/2016	O-6
87,500	$0.42	5/16/2016	O-7
87,500	$0.42	5/16/2016	O-8
87,500	$0.42	5/16/2016	O-9
87,500	$0.42	5/16/2016	O-10
2,500	$0.28	11/17/2016	O-11
2,500	$0.28	11/17/2016	O-12
50,000	$0.28	11/17/2016	O-13
50,000	$0.28	11/17/2016	O-14
12,500	$0.28	11/17/2016	O-15
12,500	$0.28	11/17/2016	O-16
7,500	$0.28	11/17/2016	O-17
7,500	$0.28	11/17/2016	O-18
7,500	$0.28	11/17/2016	O-19
7,500	$0.28	11/17/2016	O-20
1,000	$0.28	11/17/2016	O-21
1,000	$0.28	11/17/2016	O-22
12,500	$0.28	11/17/2016	O-23
12,500	$0.28	11/17/2016	O-24
12,500	$0.28	11/17/2016	O-25
12,500	$0.28	11/17/2016	O-26
27,000	$0.28	11/17/2016	O-27
27,000	$0.28	11/17/2016	O-28
29,500	$0.28	11/17/2016	O-29
29,500	$0.28	11/17/2016	O-30
29,500	$0.28	11/17/2016	O-31
29,500	$0.28	11/17/2016	O-32
1,500	$0.28	11/17/2016	O-33
1,500	$0.28	11/17/2016	O-34

EXHIBIT 7.2(a)

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT is made as of the [__] day of _____, 201_, by and between U-Swirl, Inc., a Nevada corporation (the “Company”), and  [Rocky Mountain Chocolate Factory, Inc., a Colorado corporation][Aspen Leaf Yogurt, LLC, a Colorado limited liability company] (the “Investor”).

RECITALS

WHEREAS, the Investor is party to that certain [Membership Interest Purchase Agreement][Asset Purchase Agreement] of even date herewith between the Company and the Investor (the “Purchase Agreement”), under which certain of the Company’s and the Investor’s obligations are conditioned upon the execution and delivery of this Agreement by the Investor and the Company.

NOW, THEREFORE, the Investor and the Company hereby agree as follows:

Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.  For purposes of this Agreement:

1.1.            “Change of Control” means the Investor together with [Rocky Mountain Chocolate Factory, Inc., a Colorado corporation][Aspen Leaf Yogurt, LLC, a Colorado limited liability company] shall collectively cease to, directly or indirectly, (i) own and control at least sixty percent (60%) of the outstanding equity interests of the Company or (ii) possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of the Company and to direct the management policies and decisions of the Company.

1.2.           “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.3.           “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

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1.4.           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5.           “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6.           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7.           “Form S-3”means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8.           “GAAP” means generally accepted accounting principles in the United States.

1.9.           “Holder” means any holder of Registrable Securities.

1.10.           “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.11.           “Liquidation Event” means each of the following events:

(a)           a merger or consolidation in which

                           (i)           the Company is a constituent party or

                           (ii)           a subsidiary of the Company is a constituent partyand the Company issues shares of its capital stockpursuant to such merger or consolidation,

except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

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(b)                      the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.12.           “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.13.           “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.14.            “Registrable Securities” means (i) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investor on or after the date hereof; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 5.1.

1.15.           “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.16.           “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.11(a) hereof.

1.17.           “SEC” means the Securities and Exchange Commission.

1.18.           “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.19.           “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.20.           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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1.21.           “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.22.           “Voting Agreement” means that certain Voting Agreement between the Investor and the Company, dated as of the date hereof.

Registration Rights.  The Company covenants and agrees as follows:

Demand Registration.

Form S-1 Demand.  If at any time the Company receives a request from the Investor, then the Company shall as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Investor, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Investor requested to be registered, subject to the limitations of Subsection 2.1(c), Subsection 2.1(d) and Subsection 2.3.

Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Investor, the Company shall as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included by the Investor, subject to the limitations of Subsection 2.1(c), Subsection 2.1(d) and Subsection 2.3.

Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after the request of the Investor is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than an Excluded Registration.

The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a); (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC.

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Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give the Investor notice of such registration.  Upon the request of the Investor given within ten (10) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that the Investor has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

Underwriting Requirements.

If, pursuant to Subsection 2.1, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Subsection 2.1.  The underwriter(s) will be selected by the Investor, subject only to the reasonable approval of the Company.

In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Investor’s Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering.

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For purposes of Subsection 2.1, a registration shall not be counted as “effected” if fewer than fifty percent (50%) of the total number of Registrable Securities that the Investor has requested to be included in such registration statement are actually included.

Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Investor, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to three hundred sixty-five (365) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate their disposition of their Registrable Securities;

use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

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use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

promptly make available for inspection by the Investor, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

notify the Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

after such registration statement becomes effective, notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.

Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Investor (“Investor Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Investor of the Registrable Securities to be registered; provided further that if, at the time of such withdrawal, the Investor shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and has withdrawn the request with reasonable promptness after learning of such information then the Investor shall not be required to pay any of such expenses.

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Delay of Registration.  The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and the partners, members, officers, directors, and stockholders of the Investor; legal counsel and accountants for the Investor; any underwriter (as defined in the Securities Act) for the Investor; and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

To the extent permitted by law, the Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, and any underwriter (as defined in the Securities Act), against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of fraud or willful misconduct by the Investor.

Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

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To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by the Investor pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of willful misconduct or fraud by the Investor.

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Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investor under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S 3 (at any time after the Company so qualifies to use such form).

Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than a subordinate basis after the Investor has had the opportunity to include in the registration and offering all shares of Registrable Securities that it wishes to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

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Legends.

Each certificate or instrument representing (i) the Registrable Securities and (ii) any other securities issued in respect of the securities referenced in clause (i) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.11.

The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.

Information and Observer Rights.

Delivery of Financial Statements.  The Company shall deliver to the Investor:

as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

as soon as practicable, but in any event within twenty-five (25) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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as soon as practicable, but in any event within twenty-five (25) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investor to calculate its respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

with respect to the financial statements called for in Subsection 3.1(a), Subsection 3.1(b) and Subsection 3.1(d), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b) and Subsection 3.1(d)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Investor may from time to time reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Inspection.  The Company shall permit the Investor, at the Company’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor.

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Board Nominees.  The Investor shall have the right to designate Investor Designees to be nominated to the Board of Directors.  The Company shall nominate the Investor Designees for a vote of the shareholders at any meeting or action by written consent involving the election of directors to the Board of Directors.  In the event that any duly elected Investor Designee is removed from the Board of Directors, the Investor shall be entitled to designate another of Investor’s designees for nomination for election to the Board of Directors. “Investor Designees” means those persons designated for nomination to the Board of Directors by the Investor, the number of which shall not be less than a majority of the Board of Directors when aggregated with any director nominees who are nominated by any of the Investor’s subsidiaries or parent company.

Miscellaneous.

Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by the Investor to a transferee of Registrable Securities that (i) is an Affiliate of the Investor or (ii) after such transfer, the transferee holds at least 25% of the shares of Registrable Securities that were previously held by the Investor (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.  Any such counterpart shall be effective as a counterpart signature page hereto without regard to page, document or version numbers or other identifying information thereon, which are for convenience of reference only.  The parties hereto may sign this Agreement in the original, by facsimile, by .PDF, or by any other generally acceptable electronic means.

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on the signature page hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 4.4.

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 4.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

Entire Agreement.  This Agreement, together with the Schedules hereto, the Purchase Agreement and the Voting Agreement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Governing Law; Venue; Waiver Of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.  THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF COLORADO FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

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Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

 [Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

U-SWIRL, INC.

By:
Name:
Title:

Address for Notice:

Fax:
Email:
Attn:

with copy to (which shall not constitute notice):

Fax:
Email:
Attn:

INVESTOR:

[ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.] [ASPEN LEAF YOGURT, LLC]

By:
Name:
Title:

1

EXHIBIT 7.2(d)

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of this __ day of January, 2013, by and among U-Swirl, Inc., a Nevada corporation (the “Company”), Henry Cartwright, an individual residing in Nevada (“H. Cartwright”); Ulderico Conte, an individual residing in Nevada (“Conte”); Terry Cartwright, an individual residing in Nevada (“T. Cartwright”), Rocky Mountain Chocolate Factory, Inc., a Colorado corporation; (“Rocky Mountain”) and Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Aspen Leaf”).  Rocky Mountain and Aspen Leaf may be referred to collectively below as “RMCF.”

RECITALS

A.           The Company and Rocky Mountain are parties to a Membership Interest Purchase Agreement, and the Company and Aspen Leaf are parties to an Asset Purchase Agreement (collectively, the “Purchase Agreement”), each of even date herewith and pursuant to which, concurrently with the execution of this Agreement, the Company is issuing to RMCF 8,641,253 shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”).

B.           Rocky Mountain’s and the Company’s obligations under the Purchase Agreement are conditioned on the execution by the parties of this Agreement pursuant to which, among other rights, RMCF will have the right to designate the election of certain members of the board of directors of the Company (the “Board”), and refrain from making certain changes to the Board, in accordance with the terms of this Agreement.

C.           H. Cartwright, Conte and T. Cartwright are shareholders of the Company’s common stock, immediately prior the Effective Date of this Agreement.

D           Rocky Mountain, Aspen Leaf, H. Cartwright, Conte and T. Cartwright may be referred to below individually as a “Shareholder” and collectively as the “Shareholders”; provided, however, that if any of those entities or individuals ceases to own any Shares (as defined below), it or he will cease to be a Shareholder.

NOW, THEREFORE, the parties agree as follows:

AGREEMENTS

1.           Voting Provisions Regarding Board of Directors.

1.1.           Size of the Board.  The Shareholders each agree to vote, or cause to be voted, all Shares (as defined below) owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure the following situations:

(a)            For the first full year after the Effective Date of this Agreement (i) the size of the Board shall be eight (8) directors, unless H. Cartwright, Conte, T. Cartwright and RMCF each agree, in writing, otherwise.

(b)           After the first full year after the Effective Date of this Agreement the Board cannot be increased to more than eight (8) directors, unless otherwise consented to in writing by RMCF.

(c)           For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by, a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2.           Board Composition.

(a)           For the first full year after the Effective Date of this Agreement each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, so that the following situation exists:  H. Cartwright, Conte and T. Cartwright are directors on Board, unless they all agree, in writing, to their removal from the Board.   Either or all individuals may, however, voluntarily resign from the Board.

(b)           For so long as RMCF or one of its Affiliates continues to own beneficially shares constituting at least ten percent (10%) of the Company’s Common Stock outstanding at any given time, each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the RMCF Designees, which individuals shall initially be Franklin E. Crail, Bryan J. Merryman, Lee N. Mortenson, Clyde Wm. Engle and Scott G. Capdevielle, shall be elected to the Board.  “RMCF Designees” means those persons designated to the Board by RMCF, the number of which shall not be less than a majority of the Board when aggregated with any director nominees who are nominated by any of RMCF’s subsidiaries or parent company.

(c)           For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person.

1.3.           Failure to Designate a Board Member.  In the absence of any designation from RMCF as specified above, the director previously designated by RMCF and then serving shall be reelected if still eligible to serve as provided herein.

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1.4.           Removal of Board Members.  In the event that the Shareholders are requested to vote on any matter with respect to Board composition, each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)           no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by RMCF or (ii) RMCF is no longer entitled to designate or approve such director;

(b)           any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c)           upon the request of RMCF to remove such director, such director shall be removed.

1.5.           Written Consents.  All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of RMCF, H. Cartwright, Conte or T. Cartwright, or any other party entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

1.6.           No Liability for Election of Recommended Directors.  Neither RMCF, any of RMCF’s Affiliates, H. Cartwright, Conte nor T. Cartwright shall have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.           Remedies.

2.1.           Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2.           Irrevocable Proxy and Power of Attorney.  Each of the Shareholders hereby constitutes and appoints as its proxy and hereby grants a power of attorney to the Chief Executive Officer of the Company, and a designee of RMCF, and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if such Shareholder (i) fails to vote for the election of one or more directors of the Company or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Shareholder’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until the earliest of (a) seven (7) years after the date of this Agreement, (b) the date that this Agreement terminates or expires pursuant to Section 3 hereof, and (c) the date that RMCF is no longer entitled to designate any directors pursuant to this Agreement.  Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.  In the event that this Agreement has not terminated at such time as the proxy and power of attorney granted by this Section 2.2 expires, each of the Shareholders and RMCF shall negotiate in good faith to grant a new proxy and power of attorney in substantially similar form and substance.

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2.3.           Specific Enforcement.  Each Shareholder and the Company acknowledge and agree as follows:

(a)           H. Cartwright, Conte and T. Cartwright will be irreparably damaged in the event the provisions of Sections 1.1 or 1.2 of this Agreement, and/or Section 1.5 if related to Section 1.2, are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that H. Cartwright, Conte and T. Cartwright shall be entitled to an injunction to prevent breaches of Sections 1.1 or 1.2, and/or Section 1.5 if related to Section 1.2, of this Agreement, and to specific enforcement of those provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

(b)           RMCF will be irreparably damaged in the event any of the provisions of Sections 1.1 through 1.4 this Agreement, and/or Section 1.5 if related to Sections 1.1 through 1.4, are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that RMCF shall be entitled to an injunction to prevent breaches of Sections 1.1 through 1.4 this Agreement, and/or Section 1.5 if related to Sections 1.1 through 1.4 of this Agreement, and to specific enforcement of those provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4.           Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.           Term.  This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) termination of this Agreement in accordance with Section 4.8 below; or (b) the date that is fifteen (15) years after the date hereof.

4.           Miscellaneous.

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4.1.           Transfers.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Shareholder.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.1.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.12.

4.2.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

4.3.           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.4.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.  Any such counterpart shall be effective as a counterpart signature page hereto without regard to page, document or version numbers or other identifying information thereon, which are for convenience of reference only.  The parties hereto may sign this Agreement in the original, or by facsimile (sent via e-mail or facsimile, or by any other generally acceptable electronic means).

4.5.           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.6.           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified; (b) when sent, if sent by facsimile or e-mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; in either situation provided that the recipient has notified the sending party of his/her/its facsimile and/or e-mail address and not thereafter informed the sending party not to send notices by facsimile and/or e-mail; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) upon receipt if sent by courier.  All communications shall be sent to the respective parties at their address as set forth on the signature page of this Agreement, or if applicable, on an Adoption Agreement; or to such other address as any party provides to the other parties by notice given in accordance with this Section 4.6.

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4.7.           Consent Required to Amend, Terminate or Waive.  This Agreement may be amended or terminated only by a written instrument executed by (a) the Company; (b) the Shareholders holding fifty percent (50%) of the Shares; (c) RMCF; and (d) during the first year after the Effective Date, also by H. Cartwright, Conte and T. Cartwright.  Notwithstanding the foregoing, any provision hereof may be waived by a party by a written waiver signed by that party, or if an entity, on behalf of that entity, without the consent of any other party.  The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 4.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.  For purposes of this Section 4.8 the requirement of a written instrument may be satisfied in the form of an action by written consent of the Shareholders circulated by the Company and executed by the Shareholder parties specified, provided that it makes explicit reference to this Agreement.

4.8.           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.9.           Remedies.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.10.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.11.           Entire Agreement.  This Agreement (including the Exhibits hereto) contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.  At or after the date hereof, and without further consideration, each party will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

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4.12.           Legend on Share Certificates.  Each certificate representing any Shares transferred pursuant to Section 4.1 above after the Effective Date of this Agreement shall be endorsed by the Company with a legend reading substantially as follows:

(a)      “THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares transferred pursuant to Section 4.1 above after the Effective Date of this Agreement to bear the legend required by this Section 4.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 4.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.13.           Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.12.

4.14.           Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.  For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

4.15.           Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.16.           Governing Law; Venue; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.  THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF COLORADO FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

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4.17.           Aggregation of Stock.  All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.18.           Spousal Consent.  If any individual Shareholder is married on the date of this Agreement, such Shareholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Shareholder should marry or remarry subsequent to the date of this Agreement, such Shareholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:

U-SWIRL, INC.

By:
Name:
Title:

Address for Notice:

Ulderico Conte
U-Swirl, Inc.
1175 American Pacific Suite C
Henderson, NV 89074
Facsimile: 702-834-8444
E-mail: ricoconte1@yahoo.com

with copy to (which shall not constitute notice):
Daniel J. Block
Robinson Waters & O’Dorisio, P. C.
1099 18th Street, Suite 2600
Denver, CO 80202
Facsimile: 303-297-2750
E- mail: dblock@rwolaw.com

RMCF:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:
Name:	Bryan J. Merriman
Title:	Chief Financial Officer

ASPEN LEAF YOGURT, LLC

By:
Name:	Bryan J. Merryman
Title:	Managing Member

Address for Notice:

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303
Fax No.: (970) 382-2218
Email: bjmerrym@rmcf.net
Attention: Bryan J. Merryman, COO/CFO

with copy to (which shall not constitute notice):

Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, CO 80202
Fax: (303) 291-2400
Email: sallison@perkinscoie.com
Attn: Sonny Allison

SHAREHOLDERS:

Henry Cartwright

Ulderico Conte

Terry Cartwright